SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 24, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14180 Dallas Parkway, 9th Floor Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
Press Release

ITEM 9. REGULATION FD DISCLOSURE

On March 24, 2004, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it closed on its acquisition of a hotel property from JHM Ruby Lake Hotel, Ltd. for approximately $25.3 million in cash. A copy of the press release is attached hereto as Exhibit 99.19 and is incorporated herein by reference. On January 28, 2004, the Company filed a required Form 8-K announcing that it would be acquiring this property.

          Exhibits

99.19	Press Release of the Company dated March 24, 2004, announcing the acquisition of a hotel property for approximately $25.3 million in cash.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2004

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer